EXHIBIT 32.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Prologis, L.P. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2020 (the “Report”), which accompanies these certifications, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 10, 2021	By:	/s/ Hamid R. Moghadam
Name: Hamid R. Moghadam
Title: Chief Executive Officer

Dated: February 10, 2021	By:	/s/ Thomas S. Olinger
Name: Thomas S. Olinger
Title: Chief Financial Officer